EXHIBIT 10.1

COMMERCIAL AND INDUSTRIAL LOAD MANAGEMENT AGREEMENT

BETWEEN

ARIZONA PUBLIC SERVICE COMPANY

AND

ALTERNATIVE ENERGY RESOURCES, INC.

DATED:        SEPTEMBER 12, 2008

APS CONTRACT NO. 90211

COMMERCIAL AND INDUSTRIAL LOAD MANAGEMENT AGREEMENT

TABLE OF CONTENTS

Recitals	1
ARTICLE ONE: DEFINITIONS	1
1.1	Definitions	1
1.2	Interpretation	13
ARTICLE TWO:	GENERAL TERMS	14
2.1	Term and Termination	14
2.2	Exclusivity	14
2.3	Regulatory Approval	14
2.4	Continuance in Effect	15
ARTICLE THREE:	PARTICIPATING FACILITIES	15
3.1	Project Description	15
3.2	Participating Facility	15
3.3	Indemnification by Seller	16
ARTICLE FOUR:	PROGRAM EVENTS; PERFORMANCE	16
4.1	Availability	16
4.2	Program Event	16
4.3	Notification	17
4.4	Capacity Tests	18
4.5	Capacity Retest	18
4.6	Committed Load Reduction	19
4.7	Changes in The Committed Load Reduction	19
4.8	Adjusted Hourly Customer Specific Baseline	21
4.9	Seller Load Reduction Failure	21
ARTICLE FIVE:	PRICING	23
5.1	Monthly Capacity Payments	23
5.2	Monthly Energy Usage Payments	23
ARTICLE SIX: MARKETING, RECRUITMENT AND RETENTION	23
6.1	Marketing Plan; Marketing Materials

23

6.2	Joint Marketing	24
ARTICLE SEVEN: EQUIPMENT INSTALLATION AND MAINTENANCE	24
7.1	Seller Equipment	24
7.2	APS Metering Equipment	26

ARTICLE EIGHT:	BILLING AND PAYMENT	27
8.1	Billing and Payment	27
8.2	Measurement and Verification	28
8.3	Disputes and Adjustments of APS Statements	28
8.4	Netting of Payments	29
ARTICLE NINE:	DEFAULT AND TERMINATION	29
9.1	Events of Default of Seller	29

i

9.2	Events of Default by APS	30
9.3	Remedies	31
9.4	Calculation of Settlement Amount following Termination	31
9.5	Rights and Responsibilities Following Termination	31
ARTICLE TEN:	CREDIT SUPPORT	31
10.1	Credit Support	31
10.2	Encumbrance; Grant of Security Interest
32
10.3	Financial Information	33
ARTICLE ELEVEN: REPRESENTATIONS AND WARRANTIES	33
11.1	Seller's Representations and Warranties	33
11.2	APS' Representations and Warranties	34
ARTICLE TWELVE: INSURANCE	35
12.1	Seller's Insurance Requirements	35
12.2	Changes to Insurance Minimum Limits	35
12.3	Certificates of Insurance	35
12.4	No Contribution from APS	36
12.5	Rating	36
12.6	Deductible	36
12.7	Subcontractor Insurance	36
ARTICLE THIRTEEN: INDEMNITY/LIMITATION OF LIABILITY	36
13.1	General Indemnity	36
13.2	Indemnification Procedure	37
13.3	Limitation of Liability	38
ARTICLE FOURTEEN: REGULATORY JURISDICTION AND COMPLIANCE	39
14.1	Governmental Jurisdiction and Regulatory Compliance	39
14.2	Provision of Support	39
14.3	Regulatory Reporting	39
ARTICLE FIFTEEN: MISCELLANEOUS	39
15.1	Notices in Writing	39
15.2	Operating Records	39
15.3	Examination of Records	40
15.4	Assignment	40
15.5	Confidentiality	40
15.6	Non-Solicitation	41
15.7	Alternative Dispute Resolution	42
15.8	Governing Law	43
15.9	Jurisdiction and Costs	43
15.10	Forward Contract	44
15.11	General	44
15.12	Entire Agreement; Amendment

44

15.13	Taxes	44
15.14	Relationship of the Parties	44
15.15	Equal Employment Opportunity Compliance Certification	45

ii

15.16	Counterparts	45

APPENDIX A:	NOTICE TO ADD PARTICIPATING FACILITY	47
APPENDIX B:	PARTICIPATING FACILITY AGREEMENT	49
APPENDIX C:	NOTICE TO REMOVE PARTICIPATING FACILITY	50
APPENDIX D:	MARKETING, RECRUITMENT AND RETENTION	51
APPENDIX E:	NOTICES AND BILLING INFORMATION	54
APPENDIX F:	INSURANCE	55
APPENDIX G:	COMMITTED LOAD REDUCTION	56
APPENDIX H:	CALCULATION OF ADJUSTED HOURLY CSB AND
DELIVERED LOAD REDUCTION	57
APPENDIX I:	CAPACITY PAYMENT RATES	58
APPENDIX J:	HOURLY ENERGY USAGE PAYMENT RATES	59
APPENDIX K:	MONTHLY BILLING EXAMPLE	60
APPENDIX L:	CUSTOMER ENROLLMENT FORM	62
APPENDIX M:	MINIMUM CUSTOMER SATISFACTION REQUIREMENTS	63
APPENDIX N:	FORM OF LETTER OF CREDIT	64
APPENDIX O:	APS CUSTOMER INFORMATION RELEASE REQUEST	66
APPENDIX P:	EFFECTIVE DURATION OF AN EVENT LRF	67

iii

CONFIDENTIAL

COMMERCIAL AND INDUSTRIAL LOAD MANAGEMENT AGREEMENT

This COMMERCIAL AND INDUSTRIAL LOAD MANAGEMENT AGREEMENT (the "Agreement"), dated as of September 12, 2008, is entered into, by and between Arizona Public Service Company (“APS” or "Buyer"), an Arizona corporation, and Alternative Energy Resources, Inc. (“AER” or “Seller”), a Delaware corporation. APS and Seller may be referred to herein individually as “Party” and collectively as “Parties.”

RECITALS

WHEREAS, APS is seeking to expand its resource portfolio by entering into contracts for the purchase of demand response Capacity;

WHEREAS, Seller operates a Commercial and Industrial Load Management Program, which provides Capacity to utilities by reducing peak demand in targeted geographic areas through the use of energy management expertise, technology and a communications network; and

WHEREAS, APS and Seller desire to enter into an agreement whereby APS will purchase from Seller and Seller will provide a specified volume of load reduction as set forth in this Agreement, pursuant to the operation of the Program throughout and limited to APS' metro Phoenix and Yuma service territory.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, THE PARTIES AGREE as follows:

ARTICLE ONE:           DEFINITIONS

1.1       Definitions. The terms set forth below, when used in this Agreement, shall have the meanings set forth below. The capitalized terms listed in this Article shall have the meanings set forth herein whenever the terms appear in this Agreement, whether in the singular or the plural or in the present or past tense. Other terms used in this Agreement but not listed in this Article shall have meanings ascribed to them in Good Utility Practice or, if not applicable, as commonly used in the English language.

“ACC” means the Arizona Corporation Commission or any successor thereto.

“ACC Approval” means a final and non-appealable order of the ACC, acceptable in all respects ***, which approves the Program.

"Adjusted Hourly Customer Specific Baseline (“CSB”)" means the adjusted customer specific baseline, expressed in kilowatts, that is derived by multiplying the Unadjusted Hourly CSB by the Adjustment Ratio, in accordance with the example set forth in Appendix H.

“Adjustment Ratio” means the number derived by dividing the average of the energy actually used in the hour before and the hour after APS' Event notification by the average of the energy used for the same period in the Unadjusted Hourly CSB.

“Affiliate” means, with respect to any party, any other party (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such party. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

“Agreement” means this Commercial and Industrial Load Management Agreement and the Appendices attached hereto, which are incorporated herein by reference, as the same may be amended, modified or supplemented from time to time.

“Ambient Temperature” means the temperature, at the beginning of the hour in which an Event has been called, as measured by the National Weather Service Forecast Office in Phoenix, Arizona.

CONFIDENTIAL

"AMI" means advanced metering infrastructure.

“Applicable Laws” means applicable laws, statutes, ordinances, rules, and regulations of any governmental authority applicable to such Party and its activities under this Agreement.

"APS Key Account Manager" means an APS account manager with the responsibility of maintaining the overall relationship between APS and that key account customer.

“APS Marketing Approval” means APS has approved the marketing materials or provided reasonable recommendations to allow for the approval of the materials, as described in Section 6.1.

"APS Purchase Damages" shall be defined as follows:

(a)APS shall provide the APS Purchase Damages calculations, including the supporting data such as associated charges and other relevant assumptions used to calculate the APS Purchase Damages to the degree APS deems pertinent.Upon receipt of the APS Purchase Damages, if Seller disputes the calculation of the APS Purchase Damages, in whole or in part, Seller shall, within fifteen (15) Business Days of receipt of notice, provide to APS a detailed written explanation of the basis for such dispute

***

"ASO" or "Automated Surface Observation System" means the system used by the National Weather Service Forecast Office in Phoenix, Arizona to determine the official readings for the temperature in Phoenix, which is located at the Phoenix Sky Harbor International Airport.

“Business Day(s)” means Mondays through Fridays, excluding NERC Holidays.

"Capacity" means megawatts.

"Capacity Payment Rate" shall be the applicable rates for Capacity as set forth in the table on Appendix I.

"Capacity Retest" means the retest of the Capacity following a Capacity Test or Program Event, or following APS' Notice of termination, as more fully defined in Section 4.5.

"Capacity Test" means the annual test of the Capacity of the Program at the beginning of each Control Season, as more fully defined in Section 4.4.

"Cash" means U.S. dollars held by, or on behalf of, a Party as Credit Support and which shall be, for purposes of obtaining and perfecting a security interest hereunder, treated as “money” as defined in the Uniform Commercial Code.

“Claims” means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

“Committed Load Reduction” means the amount of load reduction for each Notification Period, expressed as Capacity in megawatts, that Seller commits to provide, deliver and make available to APS under the Program, as more fully defined in Section 4.6 and Appendix G.

“Confidential Information” means all information, whether written or oral, that is disclosed or otherwise available in connection with this Agreement or the performance by either Party of any of its duties hereunder, except any information which: (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure by any Party in violation of this Agreement); (ii) was available to any Party on a non-confidential basis from a source other than the Party hereto providing the Confidential Information, provided that such source is not and was not known by the receiving Party to be bound by a confidentiality agreement that protected

CONFIDENTIAL

the Confidential Information; or (iii) has been independently acquired or developed by any Party without violating any of its obligations under this Agreement.

"Control Device" means a digital control unit, thermostat or other equipment installed at a Participating Facility and used to control a Participating Facility's End-Use Equipment.

"Control Season" means June 1 through September 30 of each Program Year.

"Control Season Day" means the period beginning midnight and ending on the following 11:59 p.m. MST Monday through Sunday during the Control Season.

"Control Season Failure" means the occurrence of two (2) Seller Load Reduction Failures in separate Control Season Months during a single Control Season.

"Control Season Month" means any calendar Month within a Control Season.

"Credit Rating" means, with respect to any entity, the rating then assigned to such entity's unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issuer rating by S&P, Moody's or any other rating agency agreed by the Parties.

“Credit Support” means (i) Cash; (ii) a Letter of Credit; or (iii) such other form of Credit Support acceptable to APS in its sole discretion as set forth in Section 10.1.

"Customer Enrollment Form" means the standard offer agreement between Seller and any Participating Facility ***, which enables the Participating Facility’s participation in the Program, the form of which is attached as Appendix L and whose terms and conditions are at the sole discretion of Seller***

"Data Pulse Equipment" means a pulse initiator providing a form C contact closure (KYZ) and any equipment or appurtenances, including junction boxes, fuses and terminal trips.

“Defaulting Party” means the Party that is in default pursuant to Article Nine.

“Delivered Load Reduction,” expressed in megawatts, means the hourly difference between the Adjusted Hourly CSB and the actual hourly metered load during an Event, both on an aggregated basis. Delivered Load Reduction is calculated hour by hour by subtracting the sum of all the actual hourly metered load of all Participating Facilities during an Event from the sum of the Adjusted Hourly CSB of all Participating Facilities during an Event, as more fully defined in Appendix H.

"Direct Load Control System" means all equipment and components necessary for the operation of the Program including, without limitation, Control Devices, a head-end control system, proprietary software and required third-party application software.

“Early Termination Date” means the date that is designated by the Non-Defaulting Party as the termination date of this Agreement.

"Effective Date" means the date when APS provides Notice of ACC Approval.

“Eligible Days” means the ten (10) previous Business Days prior to an Event, excluding Event days.

“Eligible Facility” means a small, medium, large or extra large APS *** building or Facility located in the APS metro Phoenix or Yuma service territory, that:

(a)	Has its electrical energy usage separately-metered from any other building or facility;
(b)	Has a separate account with APS for such usage;

CONFIDENTIAL

(c)	Is subject to an executed Participating Facility Agreement or to the terms of a Customer Enrollment Form;
(d)

Receives standard offer, firm service under one of the following APS rate schedules: E-32, E-32TOU, E-34, E-35, E-221 and E-20 or other similarly named or functional rate schedules as they may be amended from time to time;

(e)	***; and
(f)	***.

"End-Use Equipment" means any device mutually agreed upon by AER and the Participating Facility with curtailable loads located at a Participating Facility site.

“Event of Default” means at such time as a Party is in material default of its obligations pursuant to this Agreement upon the occurrence of any one or more of the events of default as set forth in Article Nine.

“Event” means a Program Event, Capacity Test and/or Capacity Retest.

“Event Hour” means each consecutive sixty (60) minute period following the start of an Event concluding at the end of the Event.

“Exclusivity Period” means the period beginning on the Effective Date of this Agreement through ***.

“Effective Duration of Event Load Reduction Factor (“LRF”)” means the number of days the LRF is effective, the application of which is more fully described in Appendix P.

"Facility" means a physical customer premise in the APS metro Phoenix or Yuma service territories containing one meter or a set of meters totalized for billing purposes as one customer account.

“FERC” means Federal Energy Regulatory Commission or any successor thereto.

“Good Utility Practice” means the practices, methods, and acts (including but not limited to the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry) that, at a particular time, in the exercise of reasonable judgment in light of the facts known, would have been expected to accomplish the desired result in a manner consistent with law, regulation, codes, standards, equipment manufacturer’s recommendations, reliability, safety, environmental protection, economy, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be generally accepted and consistently adhered to acceptable practices, methods, or acts. With respect to each Participating Facility, Good Utility Practice(s) includes, but is not limited to, taking reasonable steps to ensure that:

(1)	Equipment, materials, resources, and supplies, including spare parts inventories, are available by Seller to meet the Participating Facilities’ needs;
(2)

Seller has sufficient operating personnel available at all times who are adequately experienced and trained and licensed as necessary to operate the Seller Equipment properly, efficiently, and in coordination with APS and are capable of responding to reasonably foreseeable emergency conditions;

(3)

Preventive, routine, and non-routine maintenance and repairs are performed on a basis that ensures reliable long term and safe operation, and are performed by knowledgeable, trained, and experienced personnel utilizing proper equipment and tools;

CONFIDENTIAL

(4)	Appropriate monitoring and testing are performed to ensure Seller Equipment is functioning as designed;
(5)

Seller Equipment is not operated in a reckless manner, in violation of manufacturer’s guidelines or in a manner unsafe to workers, the general public, or APS’ distribution grid or contrary to environmental laws or regulations or without regard to defined limitations; and

(6)	Seller Equipment will function properly under normal conditions at the Participating Facilities.

"Hourly Energy Usage Payments" expressed in U.S. Dollars, equals (i) the Delivered Load Reduction for each hour of such Program Event or Capacity Test, multiplied by (ii) the Hourly Energy Usage Payment Rate, as set forth in Section 5.2 and Appendix J.

“Hourly Energy Usage Payment Rate” means any of the hourly energy rates set forth in Appendix J.

"ICE" means Intercontinental Exchange.

"ICE Data Day Ahead Power Price Report" means the report, as published by ICE, which contains data from actively traded day ahead markets during the morning’s trading session on ICE.

"IDR" means interval data recorder.

“Indemnifying” or “Indemnified Parties” shall have the meaning set forth in Section 13.1.

“Intra-month Period” equals the number of days within a Control Season Month for which an Event LRF is effective as more fully described in Appendix K.

“Interest Rate” means the rate per annum equal to the one Month London Interbank Offered Rate for Dollar deposits as may from time to time be in effect as reported in the Wall Street Journal. Such interest shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days.

“kW” means kilowatt.

“Letter(s) of Credit" means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a Credit Rating of at least A- from S&P or A3 from Moody's and acceptable to APS in its sole and reasonable discretion, in substantially the form set forth in Appendix N hereto; provided, however that such form may be modified by the issuing bank as long as such modifications are acceptable to the beneficiary in its sole discretion. Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit.

“Load Reduction Factor” or “LRF,” expressed as a percentage for a Control Season Day equals the lowest hourly Delivered Load Reduction during an Event divided by the amount of Committed Load Reduction called by APS, not to exceed one hundred percent (100%), in accordance with the Monthly Billing Example attached as Appendix K.

“Load Reduction Shortfall,” expressed in megawatts, shall mean the difference between the Committed Load Reduction and the Delivered Load Reduction.

“Maintenance” means routine and non-routine maintenance and repairs as described in Section 7.1(d).

"Maximum Control Season Failure" means the occurrence of two (2) Maximum Seller Load Reduction Failures in separate Control Season Months during a single Control Season.

“Maximum Program Event Hours” means *** in any Control Season per Notification Period.

CONFIDENTIAL

“Maximum Seller Load Reduction Failure” means the failure by Seller to achieve at least *** Load Reduction Factor during Measurable Program Hours of any Event, subject to any voluntary adjustments made by Seller pursuant to Section 4.7; provided, however that multiple failures in a single Control Season Day shall be deemed one Maximum Seller Load Reduction Failure.

"Measurable Program Hour(s)" means only those Program Availability Hours between *** MST in which the Ambient Temperature is at or above *** Fahrenheit.

“Metering Devices” means all APS-owned meters, metering equipment and data processing equipment, including IDR or AMI meters or any other metering device, used to measure, record or transmit data relating to the electric power usage at a Participating Facility.

“Minimum Customer Satisfaction Requirement” means the customer satisfaction requirements outlined in Appendix M.

"Month" means a calendar Month. The term “Monthly” shall have a meaning correlative to a Month.

“Monthly Billing Example” shall be the billing example attached as Appendix K.

“Monthly Capacity Payment” expressed in U.S. Dollars, and payable for each Control Season Month, equals the total Committed Load Reduction multiplied by the LRF multiplied by the Payment Weighting Factor multiplied by the Capacity Payment Rate for each Intra-month Period. The Monthly Capacity Payment shall be calculated in accordance with Appendix K.

“Monthly Energy Usage Payment” expressed in U.S. Dollars, equals the sum of the Hourly Energy Usage Payment for each hour of each Program Event or Capacity Test called during such Control Season Month as more fully described in Section 5.2.

"Moody's" means Moody's Investor Services, Inc. or its successor.

"MST" means Mountain Standard Time.

"MW" means megawatt.

"MWh" means megawatt hour.

"National Weather Service Forecast Office in Phoenix, Arizona" means the weather service for Phoenix, Arizona that operates an ASO and provides the official temperature for the City of Phoenix.

“NERC Holidays” means those holidays set forth by the North American Electric Reliability Corporation ("NERC").

“Non-Defaulting Party” means the Party under the Agreement not in default, as described in Article Nine.

"Notice" means any notice, request, consent or other communication as set forth in Section 15.1.

“Notice to Add Participating Facility” means the notice provided by Seller to APS when it desires to enroll an Eligible Facility in the Program, the form of which is attached hereto as Appendix A.

“Notice to Remove Participating Facility” means the notice provided by Seller to APS in the event Seller removes a building or Facility as a Participating Facility from the Program, the form of which is attached hereto as Appendix C.

"Notification Period" means the two (2) periods in which APS has the ability to notify Seller in order to call an Event, as more fully identified and described in Section 4.3.

"Palo Verde On Peak ICE Day Ahead Index Price" means the weighted average index price for each calendar day as published in the Palo Verde section of ICE Data Day Ahead Power Price Report for HE 0700 – HE 2200 PPT Mondays through Sundays, including NERC holidays or, if

CONFIDENTIAL

such report is no longer available, then such successor publication or such other publication or report as mutually agreed to by the Parties.

“Participating Facility” means an Eligible Facility participating in the Program pursuant to Section 3.2.

“Participating Facility Agreement” means the agreement between Seller and any Participating Facility ***, which enables the Participating Facility’s participation in the Program, the form of which is attached as Appendix B and whose terms and conditions are at the sole discretion of the Seller***

“Payment Weighting Factor,” expressed as a percentage, equals the number of days in an Intra-month Period divided by the total number of days in that Control Season Month. There is a Payment Weighting Factor applicable to each Intra-month Period.

“Program” means the APS Commercial and Industrial Load Management Program.

“Program Availability Hours” means all hours between *** and *** pm MST of any Control Season Day.

“Program Event” means an event dispatched by Notification Period, during Program Availability Hours whereby Seller shall be called upon to reduce energy usage at any number of Participating Facilities at Seller’s discretion.

“Program Year” means January 1 through December 31 of each calendar year from 2010 through 2024.

"Proxy Event Days" means the three (3) days with the highest peak demands, regardless of the hour in which that peak occurs, out of the previous ten (10) Eligible Days.

"Recording" means the creation of a tape or electronic recording.

"S&P" means the Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or its successor.

“Seller Equipment” means equipment and software (other than Metering Devices which shall be installed by APS, subject to the provisions of Section 7.2) necessary to (i) communicate with the Participating Facility; (ii) control each Participating Facility’s electrical energy usage so as to enable Seller to achieve the Committed Load Reduction; and (iii) gather data. Such Seller Equipment is more fully described in Section 7.1.

“Seller Load Reduction Failure” means the failure of Seller to achieve at least an *** Load Reduction Factor during any Measurable Program Hour of an Event, subject to any adjustments made by pursuant to Section 4.7 and 4.9; provided, however, that multiple failures in a single Control Season Day shall be deemed one Seller Load Reduction Failure.

“Seller Sales Damages” shall mean ***

Seller shall provide the Seller Sales Damages calculation, including any pertinent supporting data and relevant assumptions used to calculate the Seller Sales Damages. Upon receipt of the Seller Sales Damages, if APS disputes the calculation of Seller's Sales Damages, in whole or in part, APS shall, within fifteen (15) Business Days of receipt of Notice, provide to Seller a detailed written explanation of the basis for such dispute; ***

“Settlement Amount” means: (i) if APS is the Non-Defaulting Party, APS Purchase Damages; and (ii) if Seller is the Non-Defaulting Party, Seller Sales Damages.

“Shortfall Damages” means damages for Seller's failure to provide the Committed Load Reduction during a Program Event or Capacity Test, the calculation of which shall be done pursuant to Section 4.9(c).

CONFIDENTIAL

"Survey" means the customer satisfaction survey conducted at the end of each Control Season, as set forth in Appendix M.

“Term” means from the Effective Date through the Control Season ending Program Year 2024.

"Unadjusted Hourly CSB" means the calculated average of Proxy Event Days averaged together on an hourly basis for each individual Participating Facility, in accordance with the example set forth in Appendix H.

1.2	Interpretation. In this Agreement, unless otherwise stated:
(a)	Any references to:
(i)

Any Article, Section, Appendix, or other provision thereof, shall be construed, at any particular time, as including a reference to the Article, Section, Appendix or the relevant provision thereof as it may have been amended, modified or supplemented;

(ii)

Any Party or governmental entity in this Agreement includes that Party’s successors and permitted assigns or, in the case of any governmental entity, any governmental entity succeeding to its functions and capacities;

(iii)	A particular Section or Appendix shall be a reference to the relevant Section or Appendix in or to this Agreement.
(b)

Words in the singular may be interpreted as referring to the plural and vice versa, and words denoting natural persons may be interpreted as referring to corporations and any other legal entities and vice versa.

(c)

Whenever this Agreement refers to a number of days, such number shall refer to the number of calendar days unless Business Days are specified. A requirement that a payment be made on a day that is not a Business Day shall be construed as a requirement that the payment be made on the next following Business Day.

(d)	The words “include” and “including” are to be construed as being at all times followed by the words “without limitation,” unless the context otherwise requires.

ARTICLE TWO:         GENERAL TERMS

2.1       Term and Termination. This Agreement is effective upon the Effective Date and shall remain in full force and effect through the Control Season ending Program Year 2024.

2.2       Exclusivity. In consideration of the terms of this Agreement, and subject to the termination provisions contained herein, APS agrees to grant Seller the exclusive right to implement the Program in accordance with the terms set forth in this Agreement during the Exclusivity Period. ***

2.3       Regulatory Approval. Each Party’s obligations under this Agreement, including without limitation APS’ obligation for the payment of any Monthly Capacity Payment and Monthly Energy Usage Payment, are expressly conditioned upon ACC Approval of the Program that is acceptable in all respects ***. APS will provide Seller with Notice of ACC Approval within five (5) Business Days after it occurs. The Parties agree to cooperate and use all reasonable efforts to obtain ACC Approval as soon as is practicable.

If ACC Approval of the Program has not been received by ***, either Party may terminate this Agreement, in which case neither Party shall have any further liability or obligation to the other Party. Should the ACC issue an order approving the Program with conditions or modifications that materially alter the commercial aspects of this Agreement, the Parties agree to negotiate in good faith to amend this

CONFIDENTIAL

Agreement as to the specific affected provisions. If, within ninety (90) days thereafter, no agreement is reached, this Agreement will not go into effect.

***.

2.4       Continuance In Effect. In addition to those set forth in Section 15.11, applicable provisions of this Agreement shall continue in effect after termination to the extent necessary to: (a) satisfy the terms and conditions of this Agreement; (b) provide for removal of Control Devices from Participating Facilities as may be requested by a Participant and provided for under Appendix C; (c) establish final billings and adjustments related to any period prior to termination or the repayment of any money due and owing either Party pursuant to this Agreement; and/or (d) comply with the indemnifications specified in this Agreement. The Confidentiality provision of Section 15.5 shall survive any termination of this Agreement for a period of three (3) years following the date of such termination.

ARTICLE THREE:       PARTICIPATING FACILITIES

3.1       Project Description. Pursuant to this Agreement and the Appendices attached hereto, Seller shall, in accordance with Good Utility Practice, design, build, own and operate a Direct Load Control System that will, on demand (as defined in the Agreement), provide APS with the ability to achieve the Committed Load Reduction through dispatch of End-Use Equipment at Participating Facilities within the APS metro Phoenix and Yuma service territories. ***

3.2       Participating Facility. Only those Eligible Facilities designated by Seller through receipt of a completed Notice to Add Participating Facility (the form of which is attached hereto as Appendix A, and which may be amended from time to time upon the mutual consent of the Parties) shall be deemed a Participating Facility. Such Notice shall be provided thirty (30) calendar days prior to Seller entering such Participating Facility into the Program. Notwithstanding the foregoing, in accordance with Section 7.2, during Program Years ***, in the event a Participating Facility does not already have an AMI meter installed at its Facility, Seller shall provide APS with *** written Notice prior to Seller entering such Participating Facility into the Program.

***.

With each submission of a Notice to Add Participating Facility, Seller shall provide a written authorization executed by the customer, the form of which is attached as Appendix O (as may be amended from time to time by APS in its sole discretion), that will allow APS to release such Participating Facility's customer-specific information to Seller, including but not limited to billing and metered data. Such written authorization shall be provided to APS before any customer-specific information related to the Eligible Facility is released to Seller. APS shall provide such information as soon as reasonably practicable after its receipt of the written authorization referenced herein, which it expects will be within ten (10) Business Days thereafter.

In the event Seller removes a Participating Facility, then Seller shall deliver to APS no more than *** days following such removal a completed Notice to Remove Participating Facility (the form of which is attached hereto as Appendix C, and which may be amended from time to time upon the mutual consent of the Parties). ***.

3.3 Indemnification By Seller. Seller shall fully indemnify and defend APS and its Indemnified Parties from and against any and all losses, costs, damages, injuries, liabilities, claims, demands, penalties and interest, including reasonable attorneys' fees, directly or indirectly related to the Participating Facility Agreement and/or the Customer Enrollment Form, or to the performance or non-performance thereof.The applicable indemnification procedure for claims pursuant to this Section 3.3 is set forth in Section 13.2.

ARTICLE FOUR:        PROGRAM EVENTS; PERFORMANCE

4.1 Availability. The Parties agree that Program Events may be dispatched by APS at any time during Program Availability Hours pursuant to the means described in Section 4.3. When initiated by APS, Program Events shall be scheduled for a duration of no less than *** and no more than *** per Notification

CONFIDENTIAL

Period in any single Control Season Day and the Capacity associated with each Notification Period will not be called more than once per Control Season Day.  Program Events, which are called by Notification Period, may be called at separate times during the same Control Season Day, do not have to run concurrently, and shall expire upon the earlier of: (a) notification by APS, pursuant to the means described in Section 4.3, that such Program Event has ended; (b) the expiration of such *** period; or (c) *** p.m. MST.

4.2       Program Event. During the Term of this Agreement, subject to any dispatch limitations and the notification requirements as set forth in Section 4.3, APS shall have the right, but not the obligation, to schedule a Program Event pursuant to the Committed Load Reduction schedule set forth in Appendix G.

4.3	Notification.
(a)	A call for Committed Load Reduction by APS shall be based on the following protocol, which applies according to the Notification Periods described as:
(i)

***:    Seller agrees to provide up to *** Program Event hours of up to the Committed Load Reduction per Control Season, subject to the ramp-in schedule set forth in Appendix G, under the *** Notification Period. If an Event is called by APS under a *** Notification Period, APS will provide a minimum of *** advance Notice to Seller for such Committed Load Reduction pursuant to the procedures set forth in Section 4.3(b); and

(ii)

***: Seller agrees to provide up to *** Program Event hours of up to the Committed Load Reduction per Control Season, subject to the ramp-in schedule set forth in Appendix G, under a *** Notification Period. If an Event is called by APS under the *** Notification Period, APS will provide a minimum of *** advance Notice to Seller for such Committed Load Reduction pursuant to the procedures set forth in Section 4.3(b);

(b)	The specific protocol for notification and dispatch of Events shall be as follows:
(i)

All such notification shall be made via telephone using a recorded line. To affect such notification, each Party consents to Recording the telephone conversations between the Parties to this Agreement, and any such Recordings will be retained in confidence, secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Agreement. Each Party waives any further Notice of such monitoring or Recording, and agrees to notify its officers and employees of such monitoring or Recording and to obtain any necessary consent of such officers and employees.

(ii)

Upon the notification of an Event, APS shall provide Seller with the following information: (a) the type of Event; (b) duration of the Event; (c) Notification Period, including the start and stop time of the Event; and (d) the amount of the Committed Load Reduction required for the Event being dispatched. The Recording, and the terms and conditions described therein, shall be the controlling evidence for the Parties' agreement with respect to notification of an Event and the acceptance of such Event.

(iii)	Parties shall clearly identify themselves and provide the appropriate time of such Recording.

4.4 Capacity Tests .There will be a Capacity Test at the beginning of each Control Season. There will be test events for each Notification Period and the requirements described in Section 4.3 shall apply to all such tests. Specifically, there will be a test for each of the *** and *** Notification Periods. ***

CONFIDENTIAL

Buyer will notify Seller of each Capacity Test in accordance with the procedures set forth in Section 4.3. Specifically, Buyer will provide *** advance Notice prior to the Capacity Test for the *** Notification Period and ***advance Notice for the ***Notification Period. Each Capacity Test will last a minimum of four (4) hours and a maximum of six (6) hours at Buyer's sole discretion. Such test event hours shall ***.

In the event that one or more of the Capacity Tests produces a Load Reduction Factor, or LRF, less than *** during Measurable Program Hours then the Monthly Capacity Payment shall be adjusted in accordance with the provisions set forth in Section 5.1 and in accordance with Appendix K. ***

4.5 Capacity Retest. Seller may call for one (1) Capacity Retest *** as soon as practicable following a Program Event or a Capacity Test described in Section 4.4; *** subject to the terms and conditions contained herein. Such Capacity Retest shall include a retest of each Notification Period of Committed Load Reduction as described in Section 4.3. Buyer shall call the Capacity Retest for each Notification Period after Seller notifies Buyer of its desire for a retest. Each Capacity Retest shall be called by APS  ***

In the event that the Capacity Retest produces a LRF less than *** during Measurable Program Hours then the Monthly Capacity Payment shall be adjusted in accordance with the provisions of Section 5.1 and Appendix K.***

In addition, Seller shall also be entitled, . ***

4.6 Committed Load Reduction.Subject to the provisions of Sections 4.7 and 4.9, which provide for a change to the Committed Load Reduction, Seller hereby commits to provide, deliver and make available to APS under the Program the Committed Load Reductions set forth in Appendix G.

4.7       Changes in the Committed Load Reduction. Notwithstanding Section 4.9, any changes to the Committed Load Reduction must be mutually agreed upon by the Parties in writing and signed by both parties. Under the following three (3) circumstances, however, Seller may voluntarily change the Committed Load Reduction without APS' consent:

(a)

During Program Years *** Seller may adjust the Committed Load Reduction for the applicable Program Year by *** as long as Seller notifies APS in writing of its election to do so by January 1 of such Program Year and provided in no event may the adjustment result in a Committed Load Reduction in excess of *** MWs. Any election that Seller makes in accordance with this Paragraph for Program Year *** shall apply for the remainder of the Term of the Agreement, subject to Seller's ability to adjust the Committed Load Reduction in accordance with Section 4.7(b) and (c) below.

(b)

If Seller provides at least *** MWs of Delivered Load Reduction during the Capacity Test of Control Season ***, then Seller may elect in writing to APS no later than *** to increase the Committed Load Reduction to *** MWs beginning with Control Season *** and continuing through the remainder of the Term of the Agreement, subject to any reduction that may occur pursuant to Section 4.9(a). In the event that APS reduces the Committed Load Reduction pursuant to Section 4.9(a) during Program Years ***, then Seller's election pursuant to this Section 4.7(b) shall become null and void and the Committed Load Reduction shall remain as reduced by APS ***. If Seller makes the election to adjust its Committed Load Reduction to *** MWs beginning with Control Season ***, then Seller shall be bound by such election regardless of whether it reduces its Committed Load Reduction during Program Years *** in accordance with Section 4.7(c) below, unless such election has become null and void in accordance with the preceding sentence.

(c)

Beginning in Program Year ***, Seller may reduce the Committed Load Reduction in increments of *** MWs if it provides evidence acceptable to APS in its sole and reasonable discretion that Participating Facilities representing, in the aggregate, the amount of requested reduction in the Committed Load Reduction have terminated their participation in the Program ***

CONFIDENTIAL

Any election to reduce the Committed Load Reduction in accordance with this Section 4.7(c) must be made in writing to APS no later than *** of the applicable Program Year. Any reduction made during an applicable Program Year will only represent Participating Facilities that terminated their participation during the previous twelve (12) Months.

For purposes of clarity, if Seller elects to increase its Committed Load Reduction in accordance with Section 4.7(b), but makes any reduction during Program Year *** in accordance with Section 4.7(c), then Seller is still bound to the Committed Load Reduction of *** MWs beginning with Control Season ***, subject only to an adjustment in accordance with Section 4.9(a) or in accordance with this Section 4.7(c) but then only to the extent that Participating Facilities terminated their participation between ***.

4.8       Adjusted Hourly Customer Specific Baseline. For purposes of determining the baseline used to calculate the Delivered Load Reduction and corresponding Monthly payments APS will use an aggregated Adjusted Hourly CSB. See Appendix H for an example of the calculation described herein.

4.9       Seller Load Reduction Failure. In the event that Seller fails to achieve the Committed Load Reduction during any Event, the following remedies will apply.

(a)

Adjustment to Committed Load Reduction. In addition to any applicable Shortfall Damages set forth in Section 4.9(c), starting with Control Season ***, (i) ***; or (ii) *** APS shall be entitled to APS Purchase Damages applicable to the amount of the Committed Load Reduction adjustment resulting from Seller's Load Reduction Failure.

For example, assume that the Committed Load Reduction is *** MWs in Control Season *** and further assume Seller achieves the following Load Reduction Factor during the listed Events:

Control Season	Control Season Month	Load Reduction Factor	Minimum Delivered Load Reduction
2013	June	***	*** MWs
2014	July	***	*** MWs
2015	August	***	*** MWs
Average		***	*** MWs

In this example, if the Committed Load Reduction during this period was *** MWs, then the APS Purchase Damages would be calculated based on the ***MW difference between Committed Load Reduction and ***

***

(b)

   Termination. APS shall be entitled to terminate this Agreement based on Seller's Delivered Load Reduction, and collect termination damages as set forth in Section 9.4, under the following circumstances (which shall also be deemed Events of Default as set forth Section 9.1): (i) *** or (ii) ***

(c)

Shortfall Damages. In the event that Seller fails to achieve the Committed Load Reduction during the Measurable Program Hours of a Program Event or Capacity Test, Seller shall pay APS Shortfall Damages on the date payment is due in accordance with Section 8.1, subject to the netting provisions of Section 8.4. The invoice for such amount shall include a written statement explaining in

CONFIDENTIAL

reasonable detail the calculation of such amount.       ***. Shortfall Damages shall be calculated on an hourly basis as follows:

Load Reduction Shortfall = The Committed Load Reduction – Delivered Load Reduction for each Event hour during Measurable Program Hours

Shortfall Damages = ***

In the event the Shortfall Damages are a negative number than the Shortfall Damages shall be deemed to be zero (-0-) dollars.

ARTICLE FIVE:           PRICING

5.1 Monthly Capacity Payments. For each Month during any given Control Season, subject to the provisions of Article Eight, APS shall pay to Seller a Monthly Capacity Payment in exchange for APS’ right to dispatch a Program Event and receive Committed Load Reduction, under the terms of this Agreement in the amounts set forth in Appendix G attached hereto.      Any such Monthly Capacity Payment shall be subject to an adjustment resulting from any Event, during Measurable Program Hours, in which the LRF is less than ***. All such adjustments to the Monthly Capacity Payment shall be done in accordance with the provisions set forth in Sections 4.4 and 4.5 and in accordance with Appendix K.

5.2 Monthly Energy Usage Payments. Commencing on the Effective Date until the expiration or earlier termination of the Agreement, APS shall pay a Monthly Energy Usage Payment payable in respect of each Control Season Month during the Term of this Agreement, in the amount equal to the sum of Hourly Energy Usage Payments (as described in Appendix J) of each hour of each Program Event or Capacity Test called during such Control Season Month.

If APS does not call a Program Event or Capacity Test during a Control Season Month, no Monthly Energy Usage Payment shall be payable in respect of such Control Season Month.

ARTICLE SIX:             MARKETING, RECRUITMENT AND RETENTION

6.1       Marketing Plan; Marketing Materials. Seller shall conduct the marketing, recruitment and retention activities required to market to, recruit and retain Participating Facilities for the Program, as described in Appendix D attached hereto and made a part hereof. No announcements, publicity, advertising, press release, or promotional or marketing plans or materials shall be made, distributed, published or disseminated to third parties or to the public without the prior written approval of APS, which shall not be unreasonably or untimely withheld. Seller shall within thirty (30) days of the Effective Date meet with APS to submit a marketing plan in accordance with the parameters set forth in Appendix D herein. Within thirty (30) Business Days of receipt of the marketing plan, APS shall either approve the marketing plan or provide reasonable recommendations to allow for approval of the plan. Seller will provide updates to the marketing plan as the Program progresses. Within thirty (30) Business Days of receipt of each marketing plan update, APS shall either approve the updated marketing plan or provide reasonable recommendations to allow for approval of the plan. Seller shall submit all marketing materials and activities to APS for review and any materials or activities that contain the APS brand shall be subject to written approval in advance by APS. Within thirty (30) Business Days of receipt of such materials, APS shall provide APS Marketing Approval before final production.

6.2       Joint Marketing. For all APS customers who have a dedicated APS Key Account Manager, Seller shall coordinate all initial communication and marketing activities directed to that customer with the APS Key Account Manager and shall provide reasonable advance Notice to APS of its intent to market to such customers. *** The Parties shall work together in good faith to ensure there are no delays in marketing to such APS customer described in this Section 6.2.

ARTICLE SEVEN:       EQUIPMENT INSTALLATION AND MAINTENANCE

7.1	Seller Equipment.
(a)

Installation. Seller shall be responsible for constructing and installing, at Seller’s cost and expense, all Seller Equipment. Seller shall install all Seller Equipment in a good and workmanlike manner and in accordance with Good

CONFIDENTIAL

Utility Practice. In addition, any and all upgrades to Seller Equipment shall be Seller’s responsibility, and at Seller's sole cost and expense.

(b)

Data Pulse Equipment. Upon request by Seller, APS may preorder and install meters with pulse initiators. The Seller request must be provided in enough time to allow APS to procure and schedule the installations. *** For other customers not on the Seller initial list, upon request by the Seller, APS may *** There shall be no monthly recurring fee for a pulse-equipped meter but the *** shall be solely responsible for any communications costs for retrieving data from the recorder installed by the Seller to count pulses from the meter. *** with a Monthly invoice reflecting the costs associated with such equipment. Such invoice shall be due and payable within ten (10) Business Days after receipt of the invoice.

(c)

Use of Data Pulse Equipment. Seller may utilize and acquire electric energy usage data from Data Pulse Equipment or mutually agreed solutions installed pursuant to Section 7.1(b) above so long as (i) Seller has obtained the Participating Facility’s consent for such utilization and acquisition, the form of which is attached hereto as Appendix O, and (ii) such utilization and acquisition of electric energy usage data does not interfere with the Participating Facility's Metering Devices.

(d)

Maintenance. Seller shall be responsible for Maintenance of Seller Equipment. Maintenance shall be performed on a basis that ensures reliable long-term and safe operation, and shall be performed in accordance with Good Utility Practices by knowledgeable, trained and experienced personnel utilizing proper equipment and tools.

(e)

Permits; Licenses; Real Property Rights. Seller shall be responsible for obtaining, at its sole cost and expense, all governmental approvals and permits, third party licenses or consents, and real property rights necessary for Seller to install, construct, replace, repair, maintain and remove any or all Seller Equipment.

(f)

Customer Complaints. Since the Seller Equipment will be installed on APS' customer properties and Seller may be interfacing directly or indirectly with APS customers, Seller shall establish an appropriate means for addressing all complaints from such customers. Specifically, Seller shall develop and implement, subject to APS' approval, a written process for the management and resolution of customer complaints in an expedited manner including, but not limited to: (i) ensuring adequate levels of professional customer service staff; (ii) direct access of customer complaints by supervisory and/or management personnel; (iii) documenting each customer complaint upon receipt; and (iv) elevating any complaint that is not resolved.

In the event APS or Seller receives several complaints with respect to any employee or sub-contractor employed or contracted by Seller, or any single complaint with respect to the foregoing that APS deems to be egregious, upon receipt of Notice by APS, such employee or contractor shall be prohibited from performing any further services under this Agreement.

In the event the ACC receives complaints from APS customers related to the Program, whether formal or informal complaints, Seller shall act in good faith and in an expeditious manner to assist APS in order to make a full and prompt investigation of the complaint so that APS will be able to respond to the ACC within five (5) Business Days (as required pursuant to Arizona Administrative Code R14-2-212) and resolve such complaints.

CONFIDENTIAL

Seller shall provide to APS Monthly contact logs for the previous Month, together with Monthly customer participation reports. Customer participation reports shall include customer complaints and resolution, and ad hoc reports as reasonably requested.

(g)

Except to the extent caused by *** APS or its Indemnified Parties, AER agrees to release, indemnify, defend and hold harmless APS and its Indemnified Parties from and against any and all Claims and losses in any way related to the installation, maintenance, ownership, use or operation of any Seller Equipment installed pursuant to Section 7.1 (whether by the Parties, any Participating Facility or any other person or entity), ***. The applicable indemnification procedure for claims pursuant to this Section 7.1(g) is set forth in Section 13.2.

(h)

In the event of termination of this Agreement due to an Event of Default by Seller, APS shall have the right to own the Seller Equipment under terms and conditions mutually agreeable to the Parties. Following the execution of this Agreement, the Parties shall negotiate in good faith to amend this Agreement to provide for the transfer of the Seller Equipment to APS as described above, on terms mutually agreeable to the Parties.

7.2	APS Metering Equipment.
(a)

APS Metering Equipment. The Parties anticipate that AMI meters will be fully installed for all Eligible Facilities by the beginning of Program Year ***. In the event that AMI meters have not been installed on all Eligible Facilities, then, in accordance with the provisions of Section 3.2, APS shall install, at its sole expense and within *** days following its receipt of a Notice to Add Participating Facility, an AMI meter at any Participating Facility that does not already have an AMI meter in place, in order to remotely monitor such Participating Facility’s energy usage; provided however, that during Program Years *** APS shall have *** days to install, at APS expense, an AMI meter at any Participating Facility for which it receives a Notice to add Participating Facility in accordance with Section 3.2. In the event that AMI metering is not available or does not provide the required functionality, non-AMI metering and communication equipment will be allowed pursuant to the conditions outlined in Section 7.1 above. Non-AMI metering and communication equipment will be considered a temporary solution and will be upgraded to AMI equipment at such time as the AMI equipment is capable of providing the required functionality. The conditions outlined in Section 7.2 will be applied once the AMI system provides the required functionality and is available.

(b)

Release from Liability. Except to the extent directly caused by the ***AER or its Indemnified Parties, APS agrees to release, indemnify, defend and hold harmless AER and its Indemnified Parties from and against any and all Claims and losses in any way related to the installation, maintenance, ownership, use or operation of any AMI or other APS metering equipment installed pursuant to this Section 7.2 (whether by the Parties, any Participating Facility or any other person or entity), *** The applicable indemnification procedure for claims pursuant to this Section 7.2(b) is set forth in Section 13.2.

ARTICLE EIGHT:        BILLING AND PAYMENT

8.1 Billing and Payment. The calendar Month shall be the standard period for all payments under this Agreement. Within ten (10) days after the end of each Month during the Control Season, *** shall have ten (10) Business Days from receipt of such statement to dispute such statement, or any portion thereof.***, as applicable, shall make any undisputed payment on or before the twenty-fifth (25th) day of each Month.All payments shall be made by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by such Party.

CONFIDENTIAL

8.2 Measurement and Verification. APS shall collect hourly energy usage data from all Participating Facilities to establish the Adjusted Hourly CSB and the actual hourly load during an Event for each Participating Facility. To determine the actual load for any given hour during an Event, APS shall take the average of the actual metered load taken at fifteen (15) minute intervals for that hour. For billing purposes only, if an Event does not begin on a clock quarter hour, then the next clock quarter hour following the start of the Event shall be the beginning of the measurement hour. If the last hour of the Event is not a complete hour for these billing purposes, then the data to be used for that partial hour will be whatever quarter hour data is collected during such hour. For example, if APS calls a four (4) hour Event to begin at 1:10 p.m., that Event will conclude at 5:10 p.m. for purposes of Program operation. The billing hours for that program Event will begin at 1:15 p.m. and conclude at 5:00 p.m. with the last hourly load being determined by only having three (3) measurable fifteen (15) minute intervals (between 4:15 p.m. and 5:00 p.m.)APS shall provide any and all such data within five (5) days following the collection of such data, so that Seller may verify the accuracy of the Monthly statements provided by APS in accordance with Section 8.1.

8.3       Disputes and Adjustments of APS Statements. Except as otherwise provided in Section 8.1, either Party may, in good faith, dispute the correctness of any calculation or adjustment rendered under this Agreement or adjust any statement for any arithmetic or computational error within twelve (12) Months of the statement date or the date on which an adjustment to a statement was rendered. In the event a statement or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the statement shall be required to be made when due, with Notice of the objection given to the other Party. Any statement dispute or statement adjustment shall be in writing and shall state the basis for the dispute or adjustment. Except as otherwise provided in this Agreement, payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within ten (10) Business Days of such resolution along with interest accrued at the Interest Rate from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to a statement is waived unless the other Party is notified in accordance with this Section within twelve (12) Months after the statement is rendered or any specific adjustment to the statement is made.

8.4 Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date pursuant to this Agreement through netting, in which case all amounts owed by each Party to the other Party during the Monthly billing period under this Agreement, including any related damages calculated pursuant to Section 4.9, interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.Any costs associated with the Data Pulse Equipment, which are the responsibility of Seller, shall not be included in this netting provision and shall be billed and paid for separately.

ARTICLE NINE:          DEFAULT AND TERMINATION

9.1       Events of Default of Seller. Seller shall be immediately in material default of its obligations pursuant to this Agreement upon the occurrence of any one or more of the following events of default (each, an “Event of Default”), subject to any applicable cure periods as set forth herein:

(a)

Seller: (i) becomes insolvent, generally does not pay its debts as they become due, or admits in writing its inability to pay its debts; (ii) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors, or have such petition filed or proceeding commenced against it; (iii) otherwise becomes bankrupt or insolvent (however evidenced); or (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets;

(b)	***;

CONFIDENTIAL

(c)	***;
(d)	***;
(e)	Seller fails to obtain and maintain the insurance required pursuant to Article Twelve;
(f)	Seller assigns or transfers this Agreement or any right or interest herein, except as expressly permitted under Section 15.4;
(g)	***;
(h)

Seller defaults on the due and timely payment of monies when the same shall become due and payable, and such default shall continue for a period of ten (10) Business Days after written Notice thereof by APS to Seller; or

(i)

Seller defaults in the performance or observance on its part of any material covenant, representation, warranty, obligation or agreement required of Seller in this Agreement, and such default shall continue for a period of twenty (20) Business Days, or reasonable actions are not taken to cure the event underlying such default within twenty (20) Business Days, after written Notice thereof by APS to Seller.

9.2       Events of Default of APS. APS shall be immediately in material default of its obligations pursuant to this Agreement upon the occurrence of any one or more of the following events of default (each, an “Event of Default”), subject to any applicable cure periods as set forth herein:

(a)

APS: (i) becomes insolvent, generally does not pay its debts as they become due, or admits in writing its inability to pay its debts; (ii) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors, or have such petition filed or proceeding commenced against it; (iii) otherwise becomes bankrupt or insolvent (however evidenced); or (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets;

(b)

APS defaults on the due and timely payment of monies when the same shall become due and payable, and such default shall continue for a period of ten (10) Business Days after written Notice thereof by Seller to APS;

(c)

APS defaults in the performance or observance on its part of any other material covenant, representation, warranty, obligation or agreement required of APS in this Agreement, and such default shall continue for a period of twenty (20) Business Days, or reasonable actions are not taken to cure the event underlying such default within twenty (20) Business Days, after written Notice thereof by Seller to APS.

9.3       Remedies. If an Event of Default occurs and is continuing, then either Party, in its discretion, may terminate this Agreement and exercise any other remedies available to it in this Agreement or otherwise available to it at law, in equity, or by statute, in this Agreement or otherwise subject, to the dispute resolution procedures set forth in Section 15.6. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed to limit any right or remedy available at law or in equity, including the right to any and all damages for any breach or other failure to perform hereunder. All remedies in this Agreement shall survive termination or cancellation of this Agreement and are cumulative.

9.4 Calculation of Settlement Amounts Following Termination. If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, the Non-Defaulting Party shall have the right to: (i) designate a day, no earlier than the day such Notice is effective and no later than twenty (20) days after such Notice is effective, as an early termination date ("Early Termination Date") to accelerate all amounts owing between the Parties and to liquidate and terminate this Agreement between

CONFIDENTIAL

the Parties; (ii) withhold any payments due to the Defaulting Party under this Agreement; and (iii) suspend its performance under this Agreement. The Non-Defaulting Party shall calculate in a commercially reasonable manner the Settlement Amount due to the Non-Defaulting Party, if any, as of the Early Termination Date.  In the event the Seller is the Defaulting Party and APS calculates a Settlement Amount in accordance with this Section 9.4, the Settlement Amount shall not exceed the Amount of Credit Support provided in Section 10.1.

9.5       Rights and Responsibilities Following Termination. Upon any termination of this Agreement, Seller shall, within five (5) Business Days following such termination, notify each Participating Facility of such termination and shall deliver to APS a completed Notice to Remove Participating Facility for each Participating Facility.

ARTICLE TEN:           CREDIT SUPPORT

10.1      Credit Support. In order to secure Seller's obligations hereunder, Seller shall post and maintain at all times during the Term of this Agreement Credit Support in accordance with the schedule below:

(a)	Seller shall post $*** in Credit Support ***;
(b)	Seller shall have provided the full amount of Credit Support in the amount of a combined $*** required under this Section 10.1 no later than ***;
(c)	The Credit Support shall be reduced to $*** effective ***;
(d)	If Credit Support is posted as a Letter of Credit, it shall be in substantially the form attached hereto as Appendix N;
(e)	Any Credit Support posted in cash shall bear simple interest at the Interest Rate;
(f)

In the event Seller notifies APS during Program Year*** that the Committed Load Reduction during Control Season *** will be increased to *** MWs, Seller shall post Credit Support in the amount of $*** and such additional Credit Support shall be posted on or before the date that Seller makes its election to increase its Committed Load Reduction to *** MWs; and

(g)

To the extent the Committed Load Reduction is changed in accordance with Section 4.7 or Section 4.9, the Credit Support shall be increased or decreased in direct proportion to such increase or decrease in the Committed Load Reduction. The effective date of any increase or decrease pursuant to this Section 10.1(g) shall depend upon whether it is triggered by Section 4.7 or Section 4.9. Any increase or decrease triggered by Section 4.7 shall be effective upon notification of the change under Section 4.7. Any decrease triggered by Section 4.9 shall be effective only after APS has collected all damages, if any, owed to it pursuant to Section 4.9(a).

10.2	Encumbrance; Grant of Security Interest.
(a)

As security for the prompt and complete payment and performance when due of Seller’s obligations now existing or hereafter arising, Seller hereby pledges, assigns, conveys and transfers to APS, and hereby grants to APS, a present and continuing security interest in and to, and a general first lien upon and right of set off against, all Credit Support which has been or may in the future be transferred to, or received by APS, for the benefit of APS and all interest and other proceeds from time to time received or receivable in respect of, or in exchange for, any or all of the foregoing.

(b)

The security interest created hereunder shall: (i) remain in full force and effect until the security interest granted hereby is terminated in accordance with the second sentence of this Section 10.2(b); (ii) be binding upon the Seller, its

CONFIDENTIAL

successors and assigns; and (iii) inure to the benefit of APS and its successors, transferees and assigns. On the expiration date of this Agreement, the security interest granted hereunder shall terminate and all rights to the Credit Support shall revert to the Seller. Upon such termination, APS shall return all Credit Support in its possession or otherwise under its control to the Seller and, at the Seller’s expense, execute and deliver to the Seller such documents as the Seller shall reasonably request to evidence termination of the security interest.

(c)	The security interest created hereunder is in addition to, and not in lieu of, any and all remedies that may be available under this Agreement.
(d)

In the event a Party claims in any judicial proceeding that the grant set forth in Section 10.2(a) is ineffective and fails to prevail on the claim, then that Party shall pay the other Party’s reasonable attorneys’ fees incurred in defending against the claim.

10.3      Financial Information. If requested by either Party, the other Party shall deliver: (i) within 120 days following the end of each fiscal year, a copy of its annual report, if any, containing in each case audited consolidated financial statements for such fiscal year certified by independent certified public accountants; and (ii) within ninety (90) days after the end of each of its first three (3) fiscal quarters of each fiscal year, a copy of its quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with Generally Accepted Accounting Principles provided that, should any such statements not be available timely due to a delay in preparation or certification, such delay shall not be considered a default so long as such Party diligently pursues the preparation, certification and delivery of the same. If at any time either Party is required to file financial statements under the Securities Exchange Act of 1934, such Party need not deliver financial information pursuant to this Section 10.3 but shall notify the other Party promptly upon its filing of any Form 8-K.

ARTICLE ELEVEN:     REPRESENTATIONS AND WARRANTIES

11.1      Seller’s Representations and Warranties. Seller hereby covenants, represents and warrants as follows:

(a)	Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(b)	The person executing this Agreement on behalf of Seller has full power and authority to execute and deliver this Agreement;
(c)	The execution, delivery, and performance of its obligations under this Agreement by Seller have been duly authorized by all necessary corporate action, and do not:
(i)	require any governmental authority, other than that which has been obtained and is in full force and effect (evidence of which shall be delivered to APS upon its request);
(ii)

violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to Seller or violate any provision in any formation documents of Seller, the violation of which could have a material adverse effect on the ability of Seller to perform its obligations under this Agreement; or

(iii)

result in a breach or constitute a default under Seller’s formation documents or bylaws, or under any agreement to which Seller is a party or any indenture or loan or credit agreement, or any other agreement, lease, or instrument to which Seller is a party or by which Seller or its

CONFIDENTIAL

properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement.

(d)	This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;
(e)	There has been no materially adverse change in Seller’s financial position or creditworthiness from the date of the then-latest available and provided financial statements;
(f)	***

11.2      APS’ Representations and Warranties. APS hereby covenants, represents and warrants the following:

(a)	APS is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona;
(b)	The person executing this Agreement on behalf of APS has full power and authority to execute and deliver this Agreement;
(c)	The execution, delivery, and performance of its obligations under this Agreement by APS have been duly authorized by all necessary corporate action; and do not:
(i)

require any consent or approval of APS’ Board of Directors or shareholders or any governmental authority, other than that which has been obtained and is in full force and effect (evidence of which shall be delivered to Seller upon its request);

(ii)

violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to APS or violate any provision in any formation documents of APS, the violation of which could have a material adverse effect on the ability of APS to perform its obligations under this Agreement; or

(iii)

result in a breach or constitute a default under APS’ formation documents or bylaws, or under any agreement to which APS is a party or any indenture or loan or credit agreement, or any other agreement, lease, or instrument to which APS is a party or by which APS or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of APS to perform its obligations under this Agreement; and

(d)	This Agreement constitutes a valid and binding obligation of APS, enforceable against APS in accordance with its terms.

ARTICLE TWELVE:   INSURANCE

12.1      Seller’s Insurance Requirements. On or before the execution date of this Agreement, and throughout the Term of this Agreement, Seller shall obtain and maintain such insurance policies and coverage as required by law and Good Utility Practice, and as set forth in Appendix F.

12.2	Changes to Insurance Minimum Limits. ***.

12.3      Certificates of Insurance. On or before the execution date of this Agreement, and thereafter as the terms of insurance may be modified from time to time, Seller shall provide APS with

CONFIDENTIAL

original, current certificates of insurance, and renewal certificates of insurance thereafter, executed by a duly authorized representative of each insurer, or by the insurance agent or broker authorized to do so, as evidence of all insurance policies required in Appendix F. Failure of Seller to obtain the insurance coverage required by this Article Twelve, or to provide APS with the certificates or copies of receipts, shall in no way relieve Seller of the insurance requirements of this Article or limit Seller’s obligations and liabilities under any provision of this Agreement. Notwithstanding any provision of the insurance policies, such policies may not be canceled, non-renewed or materially changed without the insurer giving thirty (30) days’ prior written Notice to APS, or ten (10) days' prior written Notice for non-payment of premium. Seller shall provide APS with renewal certificates of insurance or binders within five (5) Business Days prior to or after such expiration. Insurance shall be maintained without lapse in coverage during the term of this Agreement. Seller shall provide APS with certified copies of Seller’s policies of insurance, upon request.

12.4      No Contribution from APS. The required policies and any of Seller’s policies providing coverage in excess of the required policies shall provide that the coverage is primary for all purposes and Seller shall not seek any contribution from any insurance or self-insurance maintained by APS.

12.5      Rating. All required policies of insurance under this Article shall be written by companies having an A.M. Best rating of “A -, VII” or better, or equivalent.

12.6      Deductible. Seller shall be solely responsible for any deductible or self-insured retention on insurance required hereunder this Agreement.

12.7        Subcontractor Insurance. Seller shall accept total responsibility to require all other persons, firms and corporations engaged or employed by Seller in connection with its performance under this Agreement to carry and maintain coverage with limits not less than those required in this Article.Subcontractors shall obtain insurance in accordance with Good Utility Practice, including at least $1,000,000 of Commercial General Liability, $1,000,000 of Automobile Liability, Workers’ Compensation covering obligations imposed by federal and state statutes with jurisdiction over Subcontractor's employees, Employer's Liability insurance of at least $500,000, and a $2,000,000 Umbrella or “excess” policy. Seller will obtain and verify accuracy in their entirety of certificates of insurance evidencing required coverage prior to permitting its subcontractors, sub-subcontractors, suppliers, and agents from performing work or services on the property of APS.Seller shall furnish original certificates of insurance and additional insured endorsements from all its subcontractors, sub-subcontractors, suppliers, and agents as evidence thereof as APS may reasonably request.

ARTICLE THIRTEEN:               INDEMNITY/ LIMITATION OF LIABILITY

13.1      General Indemnity. EACH PARTY (THE “INDEMNIFYING PARTY”) SHALL FULLY INDEMNIFY AND DEFEND THE OTHER PARTY AND EACH OF THE OTHER PARTY’S SUBSIDIARIES AND AFFILIATES, AND THE PARTNERS, MEMBERS, PARTICIPANTS, PRINCIPALS, REPRESENTATIVES, SHAREHOLDERS, DIRECTORS, TRUSTEES, OFFICERS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF EACH OF THEM (EACH, AN “INDEMNIFIED PARTY” AND TOGETHER, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL THIRD PARTY LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, CLAIMS, DEMANDS, PENALTIES AND INTEREST, INCLUDING REASONABLE ATTORNEYS’ FEES (“DAMAGES”), DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE THEREOF, TO THE EXTENT CAUSED OR CONTRIBUTED TO BY: (A) THE FAULT, INTENTIONAL ACT, NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFYING PARTY OR ITS SUBSIDIARIES, AFFILIATES, CONTRACTORS OR SUBCONTRACTORS OR ANY OF THE OFFICERS, PARTNERS, MEMBERS, PARTICIPANTS, SHAREHOLDERS, PRINCIPALS, DIRECTORS, TRUSTEES, EMPLOYEES, AGENTS, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY OF THEM; OR (B) A MATERIAL BREACH BY THE INDEMNIFYING PARTY OF THIS AGREEMENT, INCLUDING THE MATERIAL BREACH OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INDEMNIFYING PARTY.

CONFIDENTIAL

The foregoing indemnification obligation shall not apply to the extent that such Claim or Loss is caused by the willful misconduct of the Indemnified Party or Indemnified Parties or to any such Party's sole negligence, nor shall it apply to claims or loss arising under Sections 3.3, 7.1(g) or 7.2(b), the specific terms of which are set forth in those Sections.

13.2	Indemnification Procedure.
(a)

Notice. Promptly after receipt by any Indemnified Party of any claim or Notice of the commencement of any action, administrative, or legal proceeding, or investigation as to which the indemnity provided for in this Article or in Article Three or Article Seven may apply, Indemnified Party shall notify Indemnifying Party in writing of such fact, but the failure so to notify Indemnifying Party of any such action shall not relieve Indemnifying Party from any liability which it may have to the Indemnified Party, contingent upon the Indemnifying Party receiving such notice within a time period so as to not be materially prejudiced by the delay. Indemnifying Party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense thereof with counsel designated by Indemnifying Party and satisfactory to the Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to Indemnifying Party, the Indemnified Party shall have the right to select and be represented by separate counsel.

(b)

Indemnification Costs. Indemnifying Party shall bear the reasonable fees and expenses of the counsel retained by the Indemnified Party if: (i) the Indemnified Party shall have retained such counsel in accordance with the preceding Section 13.2(c); (ii) Indemnifying Party shall elect not to assume the defenses of such action; (iii) Indemnifying Party, within a reasonable time after Notice of the commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party; or (iv) Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of Indemnifying Party. If Indemnifying Party fails to assume the defense of a claim meriting indemnification, the Indemnified Party may at the expense of Indemnifying Party contest, settle, or pay such claim, provided that settlement or full payment of any such claim may be made only following consent of Indemnifying Party or, absent such consent, written opinion of the Indemnifying Party’s counsel that such claim is meritorious or warrants settlement.

(c)

Obligation to Indemnify Not Limited. Indemnifying Party’s obligation to indemnify any Indemnified Party under this Agreement shall not be limited in any way by any limitation on the amount or type of damages, compensation, penalty or benefits payable by or for Indemnifying Party under any statutory scheme, including without limitation, any Workers Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

13.3      Limitation of Liability. NEITHER PARTY NOR ITS SUBSIDIARIES OR AFFILIATES NOR THE OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, PARTICIPANTS, PARTNERS, MEMBERS, SHAREHOLDERS, PRINCIPALS, DIRECTORS, TRUSTEES, SUCCESSORS OR ASSIGNS OF ANY OF THEM SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATES OR THE OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, PARTICIPANTS, PARTNERS, MEMBERS, SHAREHOLDERS, PRINCIPALS, DIRECTORS OR TRUSTEES OF ANY OF THEM FOR INCIDENTAL, PUNITIVE,

CONFIDENTIAL

CONSEQUENTIAL (EXCEPT AS PROVIDED FOR HEREIN), SPECIAL, OR INDIRECT DAMAGES OF ANY NATURE, ARISING AT ANY TIME, FROM ANY CAUSE WHATSOEVER, WHETHER ARISING IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY, BY OPERATION OF LAW OR OTHERWISE, CONNECTED WITH OR RESULTING FROM PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT. NOTHING IN THIS ARTICLE SHALL BE DEEMED TO AFFECT OR LIMIT THE RIGHT OF AN INDEMNIFIED PARTY TO CLAIM INDEMNIFICATION FROM THE INDEMNIFYING PARTY UNDER THIS AGREEMENT. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. UNLESS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY (OTHER THAN INJUNCTIVE RELIEF AS PROVIDED IN THIS AGREEMENT) ARE WAIVED.

ARTICLE FOURTEEN:              REGULATORY JURISDICTION AND COMPLIANCE

14.1      Governmental Jurisdiction and Regulatory Compliance. Each Party shall at all times comply with all Applicable Laws and shall give all Notices, and shall procure and maintain all governmental permits, licenses, and inspections, as may be required by Applicable Laws or otherwise necessary for its performance of this Agreement.

14.2      Provision of Support. Seller shall make available, upon APS’ reasonable request, any personnel of Seller and any records relating to the Participating Facilities to the extent that APS requires the same in order to fulfill any regulatory approval and reporting requirements, or to assist APS in administrative proceedings before any APS regulatory authority.

14.3      Regulatory Reporting. Seller shall comply with any and all regulatory reporting requirements applicable to this Agreement or the Program as such requirements may be in effect from time to time, which compliance may include providing any materials, documentation, reports or other information applicable to the Program or Seller’s performance under this Agreement. Such information may include, but shall not be limited to, incentives being offered to Participating Facilities or other material terms of Participating Facility Agreements. In addition, upon APS’ request, and at no additional cost to APS, Seller shall prepare and provide to APS any such materials, documentation, reports or other information to the extent necessary for APS to comply with its own regulatory reporting requirements. Both Parties shall utilize commercially reasonable efforts to file under protective order, seal, or confidentiality provisions of this contract that are of confidential in nature, as determined mutually by the Parties.

ARTICLE FIFTEEN:   MISCELLANEOUS

15.1Notices in Writing. Except as otherwise set forth in this Agreement, any Notice, request, consent, or other communication required or authorized under this Agreement to be given by one Party to the other Party shall be in writing and delivered to the address(es) for such other Party as set forth in Appendix E attached hereto and shall either be: (a) personally delivered; (b) sent by U.S. first-class mail, postage prepaid; (c) sent via a nationally recognized pre-paid overnight courier service; or (d) by facsimile or other electronic means, with a follow-up copy sent promptly thereafter via one of the other methods described above. Any such Notice, request, consent, or other communication shall be deemed to be given when delivered or mailed.Notices relating to operations and dispatch, as required pursuant to Section 4.3 may be given electronically and shall be deemed effective upon receipt. A Party may change its addresses by providing Notice of same in accordance herewith.

15.2      Operating Records. Seller and APS shall each keep complete and accurate records and all other data required by it for the purposes of proper administration of this Agreement, including such records as may be required by state or federal regulatory authorities. To facilitate payment and verification, the Parties shall keep all books and records necessary for billing and payments and shall grant the other Party reasonable access to those records.

CONFIDENTIAL

15.3      Examination of Records. APS may examine the financial and operating records and data kept by Seller relating to transactions under, and administration of, this Agreement at any time during the period the records are required to be maintained, upon reasonable request and during normal business hours. APS shall also have the right to audit and review each Participating Facility Agreement; notwithstanding the foregoing, APS shall not be responsible for monitoring, auditing, reviewing or enforcing any such Participating Facility Agreement.

15.4        Assignment. Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party,***; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder): (a) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements; (b) transfer or assign this Agreement to an Affiliate of such Party which Affiliate’s creditworthiness is equal to or higher than that of such Party; or (c) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of such Party; provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and the transferring Party shall deliver such tax and enforceability assurance as the non-transferring Party may reasonably request.

15.5      Confidentiality. The Parties will make commercially best efforts to safeguard Confidential Information against disclosure by employing the same means to protect such Confidential Information as that Party uses to protect its own non-public, confidential or proprietary information, and otherwise in accordance with the provisions of this Section 15.5. Specifically, no receiving Party shall itself, or permit its employees, consultants and/or agents to disclose to any person, corporation or other entity the Confidential Information without the prior written consent of the Party providing the Confidential Information, except a receiving Party may distribute the Confidential Information to its board members, officers, employees, agents, consultants, potential investors and Facility Lenders and others who have a need for such Confidential Information.

The Parties acknowledge, however, that Seller may need to disclose this Agreement and/or Confidential Information to the Security and Exchange Commission and APS may need to disclose the Confidential Information in connection with its regulatory filings or to otherwise satisfy its regulatory requirements. In the event that APS intends to disclose any of the Confidential Information to its regulatory authorities including, but not limited to, the Arizona Corporation Commission ("ACC"), the Residential Utility Consumer Office ("RUCO"), the Federal Energy Regulatory Commission ("FERC"), or any employee, staff member, consultant, and/or agent of the foregoing, the Parties shall use commercially reasonable efforts to seek a protective order. In the event that a protective order or other remedy is not obtained, Seller waives compliance with the terms hereof with respect to such Confidential Information. Nothing herein shall be deemed to permit Seller to disclose the Confidential Information to the foregoing regulatory agencies, unless such disclosure is otherwise permitted by this Agreement. In addition, each Party specifically agrees not to use the other Party’s name in connection with this Agreement or the Project in any press releases, public meetings or hearings, or other public communications, including any release to any newswire service, without the express written consent of the other Party. The Parties anticipate that at some future time it may be in the best interests of one or both of them to disclose Confidential Information to the media and the Parties anticipate entering into a subsequent agreement that will govern the terms of such disclosure. The Parties expressly agree, however, that unless and until such subsequent agreement is executed between the Parties, the terms of this Agreement shall be binding with respect to such disclosure.

In the event that any Party receiving the Confidential Information becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the legally compelled Party shall give the other Party providing the Confidential Information prompt prior written Notice of such requirement so that the providing Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, the providing Party waives compliance with the terms hereof.

Each Party acknowledges that the unauthorized disclosure of any Confidential Information may cause irreparable harm and significant injury that may be difficult to ascertain. Each Party therefore agrees that specific performance or injunctive relief, in addition to other legal and equitable relief, are appropriate

CONFIDENTIAL

remedies for any actual or threatened violation or breach of this Agreement, although neither Party shall be entitled to any special, consequential, indirect or punitive damages as a result of a breach of this Agreement, whether a claim is based in contract, tort or otherwise. The Parties agree that the respondent in any action for an injunction, specific performance decree or similar relief shall not allege or assert that the initiating Party has an adequate remedy at law in respect to the relief sought in the proceeding, nor shall the respondent seek the posting of a bond by the Party initiating the action. Under no circumstances will either Party’s directors, management, employees, agents or consultants be individually liable for any damages resulting from the disclosure of Confidential Information in violation of the terms of this Agreement.

15.6      Non-Solicitation. For a period of *** following the execution of this Agreement, Seller agrees that neither it nor any of its employees, agents or representatives will, directly or indirectly solicit, recruit or otherwise encourage any APS employee who was involved directly or indirectly, in the negotiation and/or execution of this Agreement to terminate employment with APS.

15.7      Alternative Dispute Resolution. All disputes arising under this Agreement are subject to the provisions of this Section 15.7.

(a)

   Mediation.Any disputes between the Parties shall first be submitted to a non-binding mediation. The mediation shall be commenced by written request of either Party and shall begin within thirty (30) calendar days of such written Notice. The mediator shall be chosen by mutual agreement of the Parties within fifteen (15) calendar days of submission of the above written Notice. Any discussions or materials presented during or for purposes of the mediation shall be confidential and governed by the limitations and restrictions of Rule 408 of the Federal and Arizona Rules of Evidence and/or any like regulatory rules. The compensation and any costs and expenses of the mediation shall be borne equally by the Parties. Any arbitration commenced under this Section shall not be initiated until following the completion of the mediation detailed herein; provided, however, that if a Party refuses to participate in the mediation process as provided herein, the other Party may immediately initiate arbitration as set forth in this Section 15.7. Any dispute that remains unresolved thirty (30) days after the appointment of a mediator shall be settled by binding arbitration in accordance with the procedures set forth in this Section 15.7.

(b)

   Arbitration.  Any disputes between the Parties and/or their respective representatives involving or arising under claim, counterclaim, demand, cause of action, dispute, and/or controversy relating to the terms of this Agreement, or the breach thereof (collectively ‘Claims’), shall be submitted to binding arbitration, whether such Claims sound in contract, tort or otherwise. The arbitration shall be conducted in accordance with the Federal Arbitration Act and the then prevailing Commercial Arbitration Rules of the American Arbitration Association. The validity, construction, and interpretation of this Agreement to arbitrate and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrator(s). Submission shall be made upon the request of either Party. Within twenty (20) Business Days of the receipt by the respondent of service of the Notice of arbitration, the Parties shall select one (1) arbitrator by mutual consent. If the Parties are unable to agree upon a single arbitrator, there shall be three (3) arbitrators. Specifically, in the event the Parties cannot agree upon a single arbitrator, both the claimant and the respondent shall appoint one (1) arbitrator within ten (10) Business Days after written Notice by either Party that three (3) arbitrators shall be necessary. The two (2) arbitrators so appointed shall then select the third arbitrator within twenty (20) calendar days, who shall be the chairperson, of the tribunal. The chairperson shall be a person who has over eight (8) years of experience in energy-related transactions, and none of the arbitrators shall have been previously employed by either Party or have any direct interest in either Party or the subject matter of the arbitration, unless such conflict is expressly acknowledged and waived in writing by both Parties. The chairperson shall be

CONFIDENTIAL

bound to schedule and hear the dispute within six (6) Months after his/her appointment and shall render the panel’s decision within thirty (30) calendar days after the hearing concludes. It is agreed that the arbitration proceeding shall be conducted in a neutral location mutually agreed to by the Parties. It is further agreed that the arbitrator(s) shall have no authority to award consequential, treble, exemplary, or punitive damages of any type or kind regardless of whether such damages may be available under any law or right, with the Parties hereby affirmatively waiving their rights, if any, to recover or claim such damages. The compensation and any costs and expenses of the arbitrators shall be borne equally by the Parties. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration provision shall be governed by the Federal Arbitration Act. The award shall be final and binding on the Parties and judgment upon any award may be entered in any court of competent jurisdiction. The Parties agree that all information exchanged as a result of any proceeding as described herein shall be deemed Confidential Information.

(c)

   Judicial Relief.Either Party may petition a court of appropriate jurisdiction, as described in Section 15.9, for non-monetary relief relating to any claim of breach of this Agreement in order to prevent undue hardship relating to any such claimed breach pending the appointment of an arbitration panel as described in this Section 15.7.

15.8      Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

15.9      Jurisdiction and Costs. Subject to the mandatory arbitration provisions herein, with respect to any proceeding in connection with any claim, counterclaim, demand, cause of action, dispute and controversy arising out of or relating to this Agreement, the Parties hereby consent to the exclusive jurisdiction of the federal courts sitting in Phoenix, Arizona. Both Parties waive any right to trial by jury in such action. In the event such judicial proceedings are instituted by either Party, the prevailing Party shall be entitled to award of its costs and reasonable attorneys’ fees incurred in connection with such proceedings.

15.10    Forward Contract. The Parties acknowledge and agree that all Transactions constitute “forward contracts” within the meaning of the United States Bankruptcy Code.

15.11    General. No delay of a Party in the exercise of, or the failure to exercise, any rights under this Agreement shall operate as a waiver of such rights, a waiver of any other rights under this Agreement or a release of the other Party from any of its obligations under this Agreement. Any provision declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory change (individually or collectively, such events referred to as “Regulatory Event”) will not otherwise affect the remaining lawful obligations that arise under this Agreement; and provided, further, that if a Regulatory Event occurs, the Parties shall use their best efforts to reform this Agreement in order to give effect to the original intention of the Parties. The term “including” when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation. The headings used herein are for convenience and reference purposes only. The indemnity provisions of this Agreement shall survive the termination of this Agreement for the period of the applicable statute of limitations. The audit provisions of this Agreement shall survive the termination of this Agreement for a period of twelve (12) Months. This Agreement shall be binding on each Party’s successors and permitted assigns.

15.12    Entire Agreement; Amendment. This Agreement, together with any appendices, schedules, and any written supplements hereto constitutes the entire agreement between the Parties relating

CONFIDENTIAL

to the subject matter hereof. This Agreement shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Except to the extent herein provided for, no amendment or modification to this Agreement shall be enforceable unless reduced to writing and executed by both Parties.

15.13    Taxes. Seller shall be responsible for any and all present or future federal, state, municipal, or other lawful taxes applicable by reason of the operation of the Program.

15.14	Relationship of the Parties.
(a)

No Joint Venture. This Agreement shall not be interpreted to create an association, joint venture, or partnership between the Parties nor to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power, or authority to enter into any Agreement or undertaking for, or act on behalf of, or to act as an agent or representative of, the other Party.

(b)

Employees. Seller shall be solely liable for the payment of all wages, taxes, and other costs related to the employment of persons to perform such services, including all federal, state, and local income, social security, payroll, and employment taxes and statutorily mandated workers’ compensation coverage. None of the persons employed by Seller shall be considered employees of APS for any purpose; nor shall Seller represent to any person that he or she is or shall become an APS employee.

15.15    Equal Employment Opportunity Compliance Certification. Seller acknowledges that as a government contractor APS is subject to various federal laws, executive orders, and regulations regarding equal employment opportunity and affirmative action. These laws may also be applicable to Seller. All applicable equal opportunity and affirmative action clauses shall be deemed to be incorporated herein as required by federal laws, executive orders, and regulations, including but not limited to 41 C.F.R. §601.4(a)(1-7).

15.16    Counterparts. This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL

IN WITNESS THEREOF, the Parties hereto made and executed this Agreement, signed by their duly authorized officers or individuals, as of the day and year first above written.

ARIZONA PUBLIC SERVICE COMPANY APS or Buyer By: /s/ Patrick Dinkel Name: Patrick Dinkel Title: Director, Resource Acquisitions and Renewables Date: September 12, 2008	ALTERNATIVE ENERGY RESOURCES, INC. AER or Seller By: /s/ Frank A. Magnotti Name: Frank A. Magnotti Title: President and COO Date: September 12, 2008

CONFIDENTIAL

APPENDIX A

NOTICE TO ADD PARTICIPATING FACILITY

Alternative Energy Resources, Inc. (“AER”) plans to enroll the following customer of Arizona Public Service Company (“APS”) in its demand response load management program (the “Program”) pursuant to the Commercial and Industrial Load Management Agreement between AER and APS (the “Load Management Agreement”):

CUSTOMER NAME: __________________________________

ADDRESS: __________________________________________

APS CUSTOMER ACCOUNT #: _________________________

In accordance with the terms of the Load Management Agreement, AER specifically represents and warrants the following with respect to the above-referenced customer:

(a)	The above-referenced customer is an Eligible Facility, as that term is defined in the Load Management Agreement.
(b)

AER and customer have executed a Participating Facility Agreement, as defined in the Load Management Agreement, which establishes the obligations of the parties thereto as well as their respective liabilities arising out of the Program; ***

(c)

Both the Participating Facility Agreement and the Customer Enrollment Form as may be amended from time to time in accordance with the terms of the Load Management Agreement, specifically release APS from any liability for claims arising out of or in connection with either the Participating Facility Agreement or the Customer Enrollment Form, as applicable.

(d)

The customer has executed or will execute an authorization form which specifically permits APS to release certain information about the customer’s account to AER, including such information as billing and metered data. APS shall be under no obligation to disclose any customer-specific information until it receives the appropriate written authorization executed by such customer at which time it will disclose such information only in accordance with the terms of the authorization and to the extent required by the Load Management Agreement.

(e)	Without the consent of APS, the customer will not be actually enrolled in the Program until (check the one that applies):

*** following the receipt of this Notice by APS.

*** following the receipt of this Notice by APS.

(f)	Once enrolled in the Program, such customer shall be deemed a “Participating Facility,” as that term is defined in the Load Management Agreement.

CONFIDENTIAL

By its signature below, the customer evidences its consent to all of the representations and warranties contained in paragraphs (b), (c) and (d) above and further designates AER to act on its behalf as its aggregator, for purposes specifically listed in the Participation Agreement or the Customer Enrollment Form and for notices or other communications as may be required by the Load Management Agreement.

Customer Name: __________________ By: Title:______ Signature: __________________________	AER By: Title: Signature:_________________________

CONFIDENTIAL

APPENDIX B

PARTICIPATING FACILITY AGREEMENT

[The Participating Facility Agreement will be mutually agreed upon by the Parties within thirty (30) days after execution of this Agreement and inserted herein]

CONFIDENTIAL

APPENDIX C

NOTICE TO REMOVE PARTICIPATING FACILITY

Alternative Energy Resources, Inc. (“AER”) hereby provides notice, pursuant to Section 3.2 of the Commercial and Industrial Load Management Agreement between AER and Arizona Public Service Company (“APS”) (the “Load Management Agreement”), that the following APS customer has been removed from its demand response load management program, effective:

CUSTOMER NAME: __________________________________

ADDRESS: __________________________________________

APS CUSTOMER ACCOUNT #: _________________________

Accordingly, as of the above-referenced date, such customer is no longer deemed a Participating Facility, as that term is defined in the Load Management Agreement.

AER

By: _____________________________________

Title: ___________________________________

Signature:_______________________________

Date: ___________________________________

CONFIDENTIAL

APPENDIX D

MARKETING, RECRUITMENT AND RETENTION

1.0       Scope of Work. Marketing, recruitment and retention will include all activities required to solicit and retain Participating Facilities for the Program. Activities include but are not limited to the development of the Marketing Plan described in Section 2.0 below, enrollment and education materials and periodic communications to minimize Participant abandonment. APS will have final approval of any marketing activities that include the APS brand and shall provide a timely review of all submitted materials. APS needs to be made aware of all other marketing and customer recruiting activities regarding the Program. A minimum of one marketing strategy evaluation session is required prior to initiating any customer marketing or promotion. Activity associated with the existing marketing effort may be halted to deploy any updated strategy.

2.0       Marketing Plan. Seller will work to develop a Marketing Plan for submittal to APS. The Marketing Plan may include, as necessary:

2.1	Identifying and quantifying the target market
2.2	Developing a Communications Plan to reach the target market
2.3	Developing the concept for marketing collateral
2.4	Strategy
2.5	Outline of tactics
2.6	Timeline for implementation
2.7	Outline of messages
2.8	Definition of Roles and Responsibilities
3.0	Seller Responsibilities. Seller will be responsible for the following:

3.1       Staffing. Seller shall assign dedicated project management staff to design, develop and distribute all enrollment materials including enrollment operations; education packages and other activities. Project management staff shall provide the following support activities:

•	Coordination and Planning;
•	Prepare Status Reports;
•	Attend Meetings on-site as needed
•	Attend Meetings when requested by APS.

3.2       Marketing Designs. Seller will design branded marketing materials, as required to achieve program goals*** prior to any distribution, publication or dissemination of such material to the public or any third parties. Such approval shall include, without limitation, APS’ right to approve all uses of and references to its logos, trademarks and name. The detailed activities for this task may include, as appropriate:

•	Develop “Request for follow-up” leave-behind materials,
•	Develop letter and fact sheet text;
•	Develop layout for customer education package;
•	Print and deliver collateral

CONFIDENTIAL

•	Develop Phone script and “Frequently Asked Questions” for customer contact personnel.

3.3       Customer Education. Seller may provide, as appropriate, program introduction materials to potential Participating Facilities. The package shall include information that describes how the specific features of the Program will work. The information shall be professionally printed with tracking identification that measures effectiveness of materials.

3.4       Marketing Campaign. Seller will be responsible for all costs associated with development, production, printing and mailing and distribution of marketing material and any associated media costs. In addition to direct mail, the Seller will be responsible for outreach to organizations such as trade associations, Chambers of Commerce and local publications.

3.5 Participant Enrollment Form. Seller may develop a Notice to Add Participating Facility form. Seller shall be responsible for obtaining signed participant enrollment forms to be included in the Program system database.Seller will forward original signed Notice to Add Participating Facility forms to APS. Participant enrollment forms shall be provided to APS on a weekly basis, but in no event ninety (90) days prior to each Participating Facility's activation into the Program.

With each submission of a Notice to Add Participating Facility, Seller shall provide a written authorization, the form of which shall be developed by APS, executed by the customer that will allow APS to release such Participating Facility's customer specific information to Seller, including but not limited to billing and metered data, which shall include consumption, demand and power factor. Such written authorization shall be provided to APS before any customer specific information related to the Participating Facility is released to Seller.

3.6       Customer Complaints. Seller shall develop and implement a process for the management and resolution of customer complaints in an expedited manner including, but not limited to: (a) ensuring adequate levels of professional customer service staff; (b) direct access of customer complaints to supervisory and/or management personnel; (c) documenting each customer complaint upon receipt; reporting a summary of complaints by category to APS on a Monthly basis; and (d) elevating any complaint that is not resolved within five (5) days of receipt to APS.

In the event APS or Seller receives several complaints with respect to an employee or a sub-contractor employed by Seller, upon receipt of Notice by APS, such employee or contractor shall be prohibited from performing any further services under this Agreement.

In the event the ACC receives complaints from APS customers related to the Program, whether formal or informal complaints, Seller shall act in good faith and in an expeditious manner to assist APS in order to make a full and prompt investigation of the complaint so that APS will be able to respond to the ACC within five (5) Business Days (as required pursuant to Arizona Administrative Code R14-2-212), and resolve such complaints.

3.7       Customer Retention. Seller shall develop and distribute*** periodic communications designed to maintain high customer satisfaction and minimize dropout.

CONFIDENTIAL

APPENDIX E

NOTICES AND BILLING INFORMATION

Name ARIZONA PUBLIC SERVICE COMPANY, a Corporation organized under the laws of the State of Arizona ("APS" or “Buyer”)	Name ALTERNATIVE ENERGY RESOURCES, INC., a Corporation organized under the laws of the State of Delaware (“Counterparty” or “Seller”)
All Notices:	All Notices:
Street: 400 North 5th Street	Street: 120 Eagle Rock Ave., Suite 190
City: Phoenix, Zip: 85004	City: East Hanover, NJ Zip: 07936
Attn: Contracts Manager Phone: (602) 250-2780 Facsimile: (602) 250-3199 Duns: 00-690-1995 Federal Tax ID Number: 86-0011170	Attn: Phone: Facsimile: 973-884-3404 Duns: Federal Tax ID Number: 20-8061023
Statements: Attn: Energy Settlements Phone: (602) 250-3150 Facsimile: (602) 250-2325	Invoices: Attn: Phone: Facsimile:
Scheduling: Attn: N/A Phone: (602) 250-4601 Facsimile: (602) 250-3199	Scheduling: Attn: Phone: Facsimile:
Payments: Attn: Energy Settlements Phone: (602) 250-3151 Facsimile: (602) 250-2325	Payments: Attn: Verna Whitley Phone: 770-658-5053 Facsimile: 770-696-7665
Wire Transfer: BNK: Wells Fargo Bank ABA: *** ACCT: ***	Wire Transfer: BNK: Wachovia Bank ABA: *** ACCT: *** ACCT. NAME: ***
Credit and Collections: Attn: Credit Risk Manager Phone: (602) 250-3256 Facsimile: (602) 250-2325	Credit and Collections: Attn: Verna Whitley Phone: 770-658-5053 Facsimile: 770-696-7665
With additional Notices of an Event of Default or Potential Event of Default to: Attn: Law Department, Mail Station 8695 Phone: (602) 250-2052 Facsimile: (602) 250-2663	With additional Notices of an Event of Default or Potential Event of Default to: 3950 Shackleford Rd., Suite 400 Attn: Law Department Duluth, Georgia 30096 Phone: 770-696-7660 Facsimile: 770-696-7665
Attn: Manager, Power Procurement, MS: 9674 Phone: (602) 250-2004 Facsimile: (602) 250-2753	Attn: Compliance Dept Phone: Facsimile:

CONFIDENTIAL

APPENDIX F

INSURANCE

Type of Insurance	Minimum Limits of Coverage
1. Commercial General Liability	$1,000,000 each occurrence and in the aggregate

CGL insurance shall be written on ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products/completed operations, contracts, property damage, personal injury and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract), all with limits as specified above. There shall be no endorsement or modification of the CGL insurance limiting the scope of coverage for liability arising from explosion, collapse, or underground property damage.

2. Business Automobile Liability	$1,000,000 combined single limit (each accident), including all Owned, Non-Owned, Hired and Leased Autos

Business Automobile Liability insurance shall be written on ISO form CA 00 01, CA 00 05, CA 00 12, CA 00 20, or a substitute form providing equivalent liability coverage. If necessary, the policy shall be endorsed to provide contractual liability coverage equivalent to that provided in the 1990 and later editions of CA 00 01.

3. Workers Compensation, including statutory requirements:	$1,000,000 each employee
4. Employers Liability	$1,000,000 each accident for bodily injury by accident, or $1,000,000 each employee for bodily injury by disease.
5. Umbrella or Excess Liability	$5,000,000 per occurrence and in the aggregate.

Seller shall waive, and require its insurers to waive, any and all recovery rights to which any insurer of Seller may have against Buyer by virtue of the payment of any loss under any insurance. To the extent that the insurance policies required under this Section are not occurrence based policies, except for Workers’ Compensation, Seller shall either: (i) maintain claims made policies for at least three (3) years following termination of this Agreement; or (ii) obtain extended discovery periods for such policies of at least three (3) years following termination of this Agreement. Further, all policies required under this Section, except for Workers’ Compensation insurance, shall contain a severability of interest provision, and shall not contain any commutation clause or any other provision that limits third party actions over claims

Seller shall ensure that the insurance policies required in sections (1), (2), (5) above provide:

(i)	APS, and its officers, directors, employees and agents shall be identified as additional insureds.
(ii)

Such insurance as afforded by this policy for the benefit of APS shall be primary as respects any claims, losses, damages, expenses, or liabilities arising out of this Agreement, and insured hereunder, and any insurance or self insurance carried by APS shall be excess of and noncontributing with insurance afforded by this policy.

(iii)

The Umbrella or Excess Liability Insurance shall provide coverage in excess of other applicable policies, and shall drop down in the event the underlying CGL, Business Automobile Liability, and Employers Liability insurance policy limits are exhausted due to claims during the policy term.

CONFIDENTIAL

APPENDIX G

COMMITTED LOAD REDUCTION

TOTAL COMMITTED LOAD REDUCTION

(MWS)

Control Season Month	Program Year 2010	Program Year 2011	Program Year 2012	Program Year 2013 and beyond
June	***	***	***	***
July	***	***	***	***
August	***	***	***	***
September	***	***	***	***

NOTIFICATION PERIODS FOR COMMITTED LOAD REDUCTION

Notification Period	Percent Of Committed Load Reduction*
***	***%
***	***%

*If the Committed Load Reduction changes in accordance with Section 4.7 and 4.9(a), then the total Committed Load Reduction schedule shall be modified.

CONFIDENTIAL

APPENDIX H

CALCULATION OF ADJUSTED HOURLY CSB

AND DELIVERED LOAD REDUCTION PARTICIPATING FACILITY EXAMPLE

***

CONFIDENTIAL

APPENDIX I

CAPACITY PAYMENT RATES

***

CONFIDENTIAL

APPENDIX J

HOURLY ENERGY USAGE PAYMENT RATES

***

CONFIDENTIAL

APPENDIX K***

APPENDIX K

MONTHLY BILLING EXAMPLE (CONTINUED)

***

CONFIDENTIAL

APPENDIX L

CUSTOMER ENROLLMENT FORM

[Customer Enrollment Form will be negotiated by the Parties within thirty (30) days after execution of this Agreement and inserted herein]

CONFIDENTIAL

APPENDIX M

***

CONFIDENTIAL

APPENDIX N

FORM OF LETTER OF CREDIT

STANDBY LETTER OF CREDIT

DATE:

BENEFICIARY:	~~[]~~

ADDRESS:

GENTLEMEN:

BY THE ORDER OF:

APPLICANT:

ADDRESS:

WE, BANK NAME (“ISSUER”), ISSUE THIS IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________ (“LETTER OF CREDIT”) IN FAVOR OF [____________] (“BENEFICIARY”) FOR THE ACCOUNT OF (“APPLICANT”), FOR AN AMOUNT OF USD $ __________ (AMOUNT IN WORDS AND 00/100 UNITED STATES DOLLARS), WE UNDERSTAND THIS LETTER OF CREDIT IS ISSUED RELATIVE TO THE OBLIGATIONS OF THE APPLICANT UNDER THE [___________ CONTRACT DATED ______________ (THE “RELEVANT CONTRACT”) AVAILABLE BY PAYMENT AT SIGHT WHEN ACCOMPANIED BY ONE OR MORE OF THE FOLLOWING STATEMENTS DATED AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY                     (SIGNED AS SUCH):

1.

“AN EARLY TERMINATION DATE, AS DEFINED IN THE RELEVANT CONTRACT, HAS BEEN DESIGNATED AS THE RESULT OF AN EVENT OF DEFAULT, TERMINATION EVENT OR ANY SIMILAR EVENT, AND APPLICANT HAS FAILED TO MAKE PAYMENTS IN AN AGGREGATE AMOUNT OF $_____________ . THE AMOUNT IS PAST DUE AND OWING TO THE BENEFICIARY IN ACCORDANCE WITH THE TERMS OF THE RELEVANT CONTRACT; THEREFORE, THE BENEFICIARY DEMANDS PAYMENT OF $_____________ UNDER (BANK NAME) LETTER OF CREDIT NO. ~~~!~~. ”

OR

2.

“WE HAVE RECEIVED YOUR NOTICE OF NON-RENEWAL EXPIRY DATE OF LETTER OF CREDIT AND THIS LETTER OF CREDIT WILL EXPIRE IN LESS THAN TWENTY (20) DAYS, APPLICANT IS REQUIRED UNDER THE RELEVANT CONTRACT TO MAINTAIN A COMPARABLE LETTER OF CREDIT UNDER THE RELEVANT CONTRACT AFTER THIS LETTER OF CREDIT HAS EXPIRED, AND BENEFICIARY HAS NOT RECEIVED AN EXTENSION OF SAID LETTER OF CREDIT OR OTHER REPLACEMENT COLLATERAL FROM APPLICANT, WHEREFORE, THE UNDERSIGNED BENEFICIARY DOES HEREBY DEMAND PAYMENT OF $________________.”

THIS LETTER OF CREDIT EXPIRES ON _____________ (“EXPIRATION DATE”) AT THE OFFICE OF OUR SERVICER, __________________

SPECIAL CONDITIONS:

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED, AND THE AMOUNT OF THIS LETTER OF CREDIT WILL BE REDUCED BY THE AMOUNT OF EACH DRAWING HONORED BY US.

ALL ISSUING BANK CHARGES ARE FOR THE ACCOUNT OF THE APPLICANT.

It is a condition of this Letter of Credit that it shall be deemed automatically extended, without amendment, for additional period(s) of one year from the expiry date hereof, or any future expiration date unless AT LEAST 30 (THIRTY) days prior to any expiration date we notify you by certified mail (return receipt

CONFIDENTIAL

requested) or by any other receipted means that we elect not to consider EXPIRY DATE OF this Letter of Credit renewed for any such additional period.

THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY AND THE ISSUER; PROVIDED, HOWEVER, THE AMOUNT AVAILABLE FOR DRAWING UNDER THIS LETTER OF CREDIT MAY BE REDUCED AUTOMATICALLY, WITHOUT AMENDMENT, FROM TIME TO TIME UPON OUR RECEIPT OF REDUCTION CERTIFICATE STATING THE AMOUNT OF REDUCTION AND AVAILABLE AMOUNT AFTER SUCH REDUCTION, EXECUTED BY BOTH APPLICANT AND BENEFICIARY.

IF A COMPLYING PRESENTATION IS MADE PRIOR TO 12:00 P.M. NEW YORK TIME ON A BUSINESS DAY THEN ISSUER SHALL, PRIOR TO CLOSE OF BUSINESS ON THE FIRST FOLLOWING BUSINESS DAY, MAKE PAYMENT IN IMMEDIATELY AVAILABLE FUNDS. IF A COMPLYING PRESENTATION IS MADE AT OR AFTER 12:00 P.M. ([LOCAL TIME]) ON A BUSINESS DAY, THEN ISSUER SHALL, PRIOR TO CLOSE OF BUSINESS ON THE SECOND FOLLOWING BUSINESS DAY, MAKE PAYMENT IN IMMEDIATELY AVAILABLE FUNDS. BUSINESS DAY AS STATED IN THIS LETTER OF CREDIT MEANS ANY DAY OTHER THAN A SATURDAY, SUNDAY, OR BANK HOLIDAY IN THE STATE OF NEW YORK.

WE HEREBY ENGAGE WITH YOU THAT DOCUMENTS PRESENTED UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT AT THE OFFICE OF OUR SERVICER,.__________________________________________________________________.

THIS LETTER OF CREDIT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE “ISP98”); IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO THE ATTENTION OF____________________________________________, INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE, PLEASE CONTACT______________________.

VERY TRULY YOURS,

[INSERT BANK NAME]

~~~!~~

PREPARER/AUTHORIZED SIGNER

~~~!~~

AUTHORIZED SIGNER

CONFIDENTIAL

APPENDIX O

APS CUSTOMER INFORMATION RELEASE REQUEST

The undersigned,	___________________________,	__________________________________
APS Customer of Record	Contact Name/Title (If Applicable)

Located at ____________________________	in the City of ______________________________

ADDRESS

And County of ____________________________, State of Arizona, does hereby appoint:

__________________________

NAME OF THIRD PARTY

___________________________

ADDRESS

___________________________	____________________	____________
CITY __________	STATE	ZIP

To perform the following specific acts and functions on behalf of the undersigned:

Request and receive billing records and history of the undersigned’s account(s), including basic metering information (meter number, UNI, customer energy consumption history, load data and service plan and dollars billed), to the undersigned by Arizona Public Service Company (“APS”).

___________________________	______________________________
CUSTOMER ACCOUNT NAME	CUSTOMER ACCOUNT NUMBER

___________________________	______________________________
SERVICE ADDRESS	METER NUMBER

(for additional accounts please provide information on an attached sheet)

The undersigned hereby authorizes APS to release the account information to the above-named party.

NOTE: Any information requests differing from this written authorization must be resubmitted in writing and executed by the customer.

Executed this day of..

________ Signature of Customer of Record ________ Name (Please print or type) ________ Title (if applicable) ________ Telephone Number/Fax/Email	Mail or fax this form to: Arizona Public Service Po Box 53999 Mail Station 8666 Phoenix, AZ 85072 Fax: (602) 250-3371

CONFIDENTIAL

APPENDIX P

EFFECTIVE DURATION OF AN EVENT LRF

***